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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Agreement is made as of the 23rd day of January, 1995 between Dauphin Graphic Machines, Inc., a Pennsylvania corporation (the "Company"), and Christopher J. Lunt (the "Employee").

                                    RECITALS
                                    --------

         The Employee has been an executive employee of Ashcon, Inc., formerly known as "Dauphin Graphic Machines, Inc." (the "Seller"). The Company is buying substantially all of the assets of the Seller on the date hereof. The Company desires to hire the Employee, and the Employee desires to work for the Company, upon the terms and conditions hereinafter set forth.

                                   WITNESSETH:
                                   -----------

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.       EMPLOYMENT.

         The Company hereby employs the Employee as the President and Chief Executive Officer of the Company, and the Employee hereby accepts such employment. During the term of employment under this Agreement (the "Employment Term"), the Employee shall perform such duties as are assigned by any senior officer or the Board of Directors the Company, and the Employee shall also be a member of the Board of Directors of the Company's parent company, Pamarco Technologies, Inc., during such Employment Term.

2.       PERFORMANCE.

         The Employee shall devote his entire business efforts to the performance of his duties hereunder; provided, however, that the Employee may engage in personal investment activities so long as they do not interfere with the performance of his duties hereunder.

3.       TERM.

         Unless otherwise terminated in accordance with Sections 6 or 7, the Employment Term shall be for an initial term of three years from the date of this Agreement and shall automatically continue thereafter for successive one-year renewal terms unless one party provides the other with at least 90 days' prior written notice that the current term shall not be extended.

4.       COMPENSATION FOR EMPLOYMENT.

         (a) The basic annual rate of compensation of the Employee for his employment services to the Company hereunder shall be $100,000 (the "Salary"), which the Company shall pay to the Employee in equal installments every two weeks in accordance with the Company's payroll payment

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schedule in effect from time to time. The Salary may be adjusted upward on an annual basis as the Board of Directors of the Company (the "Board") may approve, in its sole discretion, commencing on or after the first anniversary of the date hereof, but the Salary shall not be decreased. The Board, in its sole discretion, may also award bonuses to the Employee from time to time.

         (b) During the Employment Term, the Company shall provide the Employee with fringe benefits that are substantially equivalent to the fringe benefits specified on Exhibit "A" (the "Fringe Benefits").

5.       AGREEMENT NOT TO COMPETE.

         During the Restrictive Period (defined below), the Employee shall not, at any time within the Restrictive Territory (defined below), directly or indirectly, engage in, or have any interest on behalf of itself or others in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages within the Restricted Territory in any of the business activities in which the Company or the Seller at any time has been engaged, or at any time during the Employment Term will have been engaged, including the refurbishing, manufacturing and remanufacturing of printing presses and the manufacturing and sale of replacement parts for printing presses. The "Restricted Period" means the longer of (a) the three-year period immediately following the date hereof, or (b) the period during which the Employee shall be employed by the Company or any company that is an affiliate of the Company plus (i) an additional two years if the Employee resigns from such employment or (ii) an additional one year if the Company or such an affiliate terminates such employment. The "Restricted Territory" means the area comprising the entire United States of America, Canada and those other areas of the world in which the Seller has engaged in business at any time within the two years prior to the Closing Date.

6.       TERMINATION WITHOUT COMPENSATION.

         (a) NON-RENEWAL OF TERM. The Employment Term may be terminated by either party hereto as of the end of the initial term or any renewal term then in effect by giving written notice of the intention to terminate the Employment Term as of the end of the initial term or of any renewal term at least 90 days prior to the proposed termination date.

         (b) TOTAL DISABILITY. If the Employee becomes totally disabled (as defined below), the Employment Term may be terminated by the Company, and the Company shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive (i) any unpaid Salary and Fringe Benefits that have accrued through the date of termination; (ii) continued Salary for three months following the date he is considered totally disabled and a proportionate share of any bonus otherwise payable in accordance with the provisions of Section 4 for the calendar year in which he is considered to be totally disabled, determined in the same manner as in Section 7 and (iii) whatever benefits that he may be entitled to receive under any then existing


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disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under the Company's group disability plan in effect at that time, if any, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute as to the disability of the Employee under this Section 6(b), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

         (c) DEATH. If the Employee dies, this Employment Agreement shall terminate, and thereafter the Company shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Employee's estate shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination and any awarded but unpaid bonus.

         (d) CAUSE. The Company may terminate the Employment Term for "cause" by giving the Employee 30 days' notice of the termination date, and thereafter the Company shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination and any awarded but unpaid bonus, net of any liabilities that the Employee may have to the Company. For purposes of this Agreement, "cause" shall mean the failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, dishonesty, willful misconduct, material neglect of the Company's business, conviction of a felony or other crime involving moral turpitude, misappropriation of funds or habitual insobriety.

7.       TERMINATION WITH COMPENSATION.

         The Company shall have the right to terminate the Employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. Under such circumstances, the Employee's Salary under Section 4(a) then in effect hereunder will continue for 12 months after the termination date. The Employee shall not be entitled to any compensation under this Section 7 unless the Employee executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from any obligations and liabilities of any type whatsoever, except for the Company's obligation to provide the Salary specified in this Section 7. The parties hereto acknowledge that the Salary to be provided under this Section 7 are to be provided in consideration for the above-specified release.


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8.       INVENTIONS, DESIGNS AND PRODUCT DEVELOPMENTS.

         All inventions, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or during the period that he provided services to the Seller as an employee, independent contractor or otherwise, and that relate to the actual or planned business activities of the Company and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.

9.       CONFIDENTIAL INFORMATION.

         (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company and of the Seller, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the "Company Information." During and after the Employment Term, the Employee shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

         (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Company or during the period that he provided services to the Seller as an employee, independent contractor or otherwise, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the


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Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

10.      REMEDIES.

         The Employee expressly acknowledges that the remedy at law for any breach of Sections 5, 8 and 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this
Section 10, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

11.      GENERAL.

         (a) GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         (b) COMPANY. For purposes of Sections 5, 8, 9 and 10, the term "Company" shall be deemed to include any incorporated or unincorporated subsidiaries or affiliates of the Company and any majority-owned subsidiaries thereof.

         (c) BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

         (d) NOTICES. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

                  TO EMPLOYEE:

                           Christopher J. Lunt
                           R.D. #2, Box 214A
                           Millersburg, PA  17061


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                  TO THE COMPANY:

                           Dauphin Graphic Machines, Inc.
                           c/o Bradford Ventures, Ltd.
                           1212 Avenue of the Americas
                           New York, New York 10036
                           Attention: Thomas L. Ferguson

         (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         (f) DURATION. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

         (g) WAIVER. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

         (h) SEVERABILITY. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                           DAUPHIN GRAPHIC MACHINES, INC.



                                           By:
                                              --------------------------



                                           -----------------------------
                                           CHRISTOPHER J. LUNT



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                                                                       EXHIBIT A

                                 FRINGE BENEFITS
                                 ---------------

         (a) Participation in the following group plans that the Company provides from to time to time to its most senior employees: medical, dental, vision, short-term disability, life insurance, long-term disability and 401(k) savings plan.

         (b) Provision of a late model automobile, including related fuel, maintenance, repair, insurance and similar costs.

         (c) Extended disability insurance maintained by the Company on the date hereof (United Teachers; Policy Number A031460).

         (d) Life insurance maintained by the Company on the date hereof (Principal Mutual; Policy Number 4293676).